UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2013

K-SWISS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18490 (Commission File Number)	95-4265988 (I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA (Address of principal executive offices)	91361 (Zip code)

818-706-5100 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 5, 2013, K-Swiss Inc., a Delaware corporation (the “Company”), issued a press release announcing that it has established a record date and a meeting date for a special meeting of its stockholders to, among other things, consider and vote on a proposal to adopt and approve the previously announced Agreement and Plan of Merger, dated January 16, 2013 (the “Merger Agreement”), by and among E-Land World Limited, a corporation organized under the laws of the Republic of Korea (“Parent”), Ian Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Parent (the “Merger”).

The press release, dated March 5, 2013, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit

	99.1	Press Release issued March 5, 2013.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 about the expected timing for closing of the Merger. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties, including, but not limited to: (i) the Company may be unable to obtain stockholder approval as required for the Merger; (ii) conditions to the closing of the Merger may not be satisfied or waived; (iii) the Merger may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceeding relating to the Merger; (v) the ability and timing to obtain required regulatory approvals; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and (vii) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. A complete description of these factors, as well as others which could affect the Company's business is set forth in the Company's periodic filings, including its Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission (“SEC”) on February 27, 2013.  Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, the Company plans to file with the SEC and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, at the Company’s website at http://www.kswiss.com/customer/page/investors and from the Company by directing a written request to K-Swiss Inc., 31248 Oak Crest Drive, Westlake Village, CA 91361, Attention: Investor Relations.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information about the interests of these executive officers and directors in the proposed Merger will be included in the proxy statement described above.  Additional information regarding these directors and executive officers is also included in the Company’s 10-K, which was filed with the SEC on February 27, 2013.  This document is available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting Investor Relations at the address set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.
Date: March 6, 2013	By: /s/ George Powlick George Powlick Vice President Finance, Chief Administrative Officer, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued March 5, 2013.